MannKind Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

Conference call today at 9:00 am ET


Q4 2025 revenues of $112M, +46% vs. Q4 2024

Furoscix® Q4 2025 net sales of $23M, +91% vs. Q4 2024

Afrezza® Q4 2025 net sales of $23M, +25% vs. Q4 2024

2025 full year revenues of $349M, +22% vs. 2024

Successfully completed the acquisition of scPharmaceuticals Inc. (scPharma)

Program updates:

Afrezza pediatric indication PDUFA date May 29, 2026

Furoscix ReadyFlow™ Autoinjector PDUFA date July 26, 2026

DANBURY, Conn. and WESTLAKE VILLAGE, Calif., Feb. 26, 2026 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq: MNKD)

a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions for cardiometabolic and orphan lung diseases, today reported financial results for the fourth quarter and year ended December 31, 2025, and provided a business update.

“MannKind closed 2025 with strong momentum across our commercial portfolio and meaningful progress in our pipeline. The addition of Furoscix strengthens our cardiometabolic franchise, while Afrezza and UT-related revenues continue to deliver sustained growth,” said Michael Castagna, PharmD, Chief Executive Officer of MannKind Corporation. “As we enter a catalyst‑rich 2026, with two upcoming FDA decisions, and Nintedanib DPI INFLO-1 Phase 1b topline data, we believe we are well‑positioned to drive long‑term value for patients, providers and shareholders. Our team’s hard work over the last several years is culminating in significant milestones with the potential to drive near-term growth.”

Business Update and Upcoming Milestones

Commercial Products

Furoscix

•
Furoscix (furosemide injection) generated $23 million in net sales following the October 7, 2025, acquisition, compared to $12 million in Q4 2024 as reported by scPharma, a 91% increase
•
FDA accepted for review a supplemental New Drug Application (sNDA) for Furoscix ReadyFlow Autoinjector; with a PDUFA target action date of July 26, 2026; if approved, it would deliver an IV-equivalent diuretic dose (subcutaneous furosemide injection 80 mg/ml) in under 10 seconds

Afrezza

•
Afrezza (insulin human) Inhalation Powder Q4 2025 net sales were $23 million, compared to $18 million in Q4 2024, a 25% increase
•
FDA accepted for review the supplemental Biologics License Application (sBLA) for Afrezza in pediatrics, with a PDUFA target action date of May 29, 2026; if approved, it would be the first needle-free insulin option for pediatric patients
•
In Q1 2026, the FDA approved updated Afrezza label providing starting dose guidance when switching from multiple daily injections (MDI) or insulin pump mealtime therapy
•
ADA Standards of Care in Diabetes – 2026 now recommends clinicians evaluate inhaled insulin as a prandial option at every patient visit, moving it into routine care conversations and creating a catalyst for broader adoption
•
Afrezza launched in India by Cipla

Development

Nintedanib DPI (MNKD-201)

•
Enrollment underway in Phase 1b (INFLO-1) study, top line data expected in 2H 2026
•
Initiated Phase 2 clinical trial (INFLO-2) in idiopathic pulmonary fibrosis (IPF) and plan to enroll first patient in Q2 2026

Other Programs

•
Formulating investigational molecule (MNKD-1501) under the expanded collaboration with United Therapeutics (UT) using MannKind’s proprietary Technosphere® platform
•
Initiated pre-clinical development of Bumetanide DPI (MNKD-701)

Corporate Update

•
Completed acquisition of scPharma on October 7, 2025
•
Cash, cash equivalents and investments as of December 31, 2025, totaled $176 million

Fourth Quarter and Full Year 2025 Financial Results

Revenues

	Three Months Ended December 31,
	2025	2024	$ Change	% Change
Revenues	(Dollars in thousands)
Royalties	$33,564	$27,009	$6,555	24%
Collaborations and services	27,986	26,710	1,276	5%
Afrezza	22,878	18,279	4,599	25%
Furoscix(1)	23,178	—	23,178	N/A
V-Go	4,349	4,778	(429)	(9%)
Total revenues	$111,955	$76,776	$35,179	46%

________________________

(1)
Amount represents revenue earned beginning on the scPharma acquisition date of October 7, 2025.

	Year Ended December 31,
	2025	2024	$ Change	% Change
Revenues	(Dollars in thousands)
Royalties	$128,116	$102,335	$25,781	25%
Collaborations and services	106,713	100,840	5,873	6%
Afrezza	74,587	64,041	10,546	16%
Furoscix(1)	23,178	—	23,178	N/A
V-Go	16,372	18,288	(1,916)	(10%)
Total revenues	$348,966	$285,504	$63,462	22%

_________________________

(1)
Amount represents revenue earned beginning on the scPharma acquisition date of October 7, 2025.

Total revenues for the fourth quarter and full year 2025 rose due to increases in revenue from royalties, collaborations and services, and commercial product sales. The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI®. Collaborations and services revenue grew due to increased units sold to UT. Revenue from commercial sales increased primarily due to net sales from Furoscix beginning on the scPharma acquisition date of October 7, 2025 as well as an increase in net sales of Afrezza over the prior periods.

Operating Expenses and Other Financial Highlights


Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $13.9 million for the fourth quarter of 2025, compared to $4.8 million for the same period in 2024, an increase of 190%. For the full year 2025, Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $26.8 million, compared to $17.4 million for the same period in 2024, an increase of 54%. These increases are primarily attributable to the inclusion of Furoscix following the acquisition on October 7, 2025, as well as increased sales of Afrezza.


Cost of revenue – collaborations and services was $15.7 million for the fourth quarter of 2025, compared to $14.8 million for the same period in 2024, an increase of 6%. For the full year 2025, cost of revenue – collaborations and services was $61.2 million, compared to $59.2 million for the same period in 2024, an increase of 3%. These increases are primarily the result of a higher number of units of Tyvaso DPI sold through to UT compared to the prior periods.


Research and development ("R&D") expenses were $27.6 million for the fourth quarter of 2025 compared to $11.1 million for the same period in 2024, an increase of 148%. For the full year 2025, R&D expenses were $66.3 million compared to $45.9 million in the same period in 2024, an increase of 45%. These increases were primarily attributable to the ICoN-1 clinical study for MNKD-101, which was discontinued in the fourth quarter of 2025, clinical production scale-up for MNKD-201, personnel costs primarily due to a full-year of costs associated with the third quarter of 2024 Pulmatrix transaction, which bolstered our research capabilities and capacity, and ReadyFlow Autoinjector-related expenses. These increases were partially offset by the completion of INHALE-3, the Phase 1 clinical study for MNKD-201, and toxicology studies in 2024, as well as lower costs for INHALE-1 as the study was closed out in the second quarter of 2025.


Selling, general and administrative ("SG&A") expenses were $58.4 million for the fourth quarter of 2025 compared to $24.0 million for the same period in 2024, an increase of 144%. For the full year 2025, SG&A expenses were $144.1 million compared to $94.3 million in the same period in 2024, an increase of 53%. These increases primarily reflect the inclusion of SG&A costs associated with the promotion and support of Furoscix as well as transaction-related costs incurred as part of the acquisition of scPharma. The remainder of the increase was largely attributable to higher headcount and personnel-related expenses in our commercial group as well as increased promotional costs in preparation to support the potential pediatric launch of Afrezza in 2026.

Conference Call

MannKind will host a conference call and presentation webcast to discuss these results today at 9:00 a.m. Eastern Time. The webcast will be accessible via a link on MannKind’s website. A replay will also be available in the same location within 24 hours after the call and accessible for approximately 90 days.

About MannKind

MannKind Corporation (Nasdaq: MNKD) is a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions. Focused on cardiometabolic and orphan lung diseases, we develop and commercialize treatments that address serious unmet medical needs, including diabetes, pulmonary hypertension, and fluid overload in heart failure and chronic kidney disease.

With deep expertise in drug-device combinations, MannKind aims to deliver therapies designed to fit seamlessly into daily life.

Learn more at mannkindcorp.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements regarding MannKind's expectations about 2026 being a catalyst-rich year; the FDA’s potential approval of the sBLA for Afrezza for the pediatric population and of the sNDA for Furoscix ReadyFlow Autoinjector, and the expected timing thereof; expectations regarding MannKind’s ongoing and planned clinical trials and nonclinical studies, including the timing for enrollment for the Phase 2 clinical trial of MNKD-201 in IPF and the expected timing for data readouts from the Phase 1b clinical trial of MNKD-201, and preclinical development of MNKD-701; the potential benefits of Furoscix ReadyFlow Autoinjector and Afrezza Inhalation Powder in pediatrics, if approved; the ADA’s Standards of Care in Diabetes 2026 recommendations for inhaled insulin creating a catalyst for broader adoption; and MannKind being positioned to drive long-term value. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks associated with safety and other complications of our products and product candidates; risks associated with the regulatory review process; risks associated with competition; manufacturing risks; market adoption risks; and other risks detailed in MannKind’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of its Annual Report on Form 10-K for the year ended December 31, 2025, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tyvaso DPI is a trademark of United Therapeutics Corporation.

Furoscix is a registered trademark and Furoscix ReadyFlow is a trademark of scPharmaceuticals Inc., a subsidiary of MannKind Corporation.

AFREZZA, MANNKIND, TECHNOSPHERE and V-GO are registered trademarks of MannKind Corporation.

MannKind Contacts:

Investor Relations

Kate Miranda

(617) 921-5461

Email: ir@mnkd.com

Media Relations

Christie Iacangelo

(818) 292-3500

Email: media@mnkd.com

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(In thousands except per share data)
Revenues:
Commercial product sales	$50,405	$23,057	$114,137	$82,329
Collaborations and services	27,986	26,710	106,713	100,840
Royalties	33,564	27,009	128,116	102,335
Total revenues	111,955	76,776	348,966	285,504
Expenses:
Cost of goods sold – commercial, excluding amortization of acquired intangible assets	13,927	4,808	26,800	17,429
Cost of revenue – collaborations and services	15,746	14,796	61,160	59,173
Research and development	27,588	11,138	66,348	45,893
Selling, general and administrative	58,411	23,972	144,135	94,329
Amortization of acquired intangible assets	3,973	—	3,973	—
(Gain) loss on foreign currency transaction	(3)	(4,433)	7,749	(3,907)
Total expenses	119,642	50,281	310,165	212,917
(Loss) income from operations	(7,687)	26,495	38,801	72,587
Other income (expense):
Interest income, net	1,637	2,825	8,053	12,615
Interest expense on liability for sale of future royalties	(3,885)	(3,452)	(14,449)	(16,172)
Interest expense on financing liability	(2,451)	(2,467)	(9,750)	(9,828)
Impairment of available-for-sale investment	—	—	(6,409)	(1,550)
Interest expense	(7,536)	(1,562)	(13,830)	(11,981)
Other (expense) income	(1,009)	—	(1,009)	32
Gain on bargain purchase	—	—	—	5,259
Loss on settlement of debt	—	(13,394)	—	(20,444)
Total other expense	(13,244)	(18,050)	(37,394)	(42,069)
Income before income tax (benefit) expense	(20,931)	8,445	1,407	30,518
Income tax (benefit) expense	(4,983)	1,023	(4,456)	2,930
Net (loss) income	$(15,948)	$7,422	$5,863	$27,588
Net (loss) income per share – basic	$(0.05)	$0.03	$0.02	$0.10
Weighted average shares used to compute net (loss) income per share – basic	307,260	279,191	305,639	274,415
Net (loss) income per share – diluted	$(0.05)	$0.03	$0.02	$0.10
Weighted average shares used to compute net (loss) income per share – diluted(1)	307,260	290,631	314,112	283,844

_________________________

(1)
Diluted weighted average shares ("DWAS") differs from basic weighted average shares due to the weighted average number of shares that would be outstanding upon exercise or vesting of outstanding share-based payments to employees and conversion of convertible notes. For the year ended December 31, 2025, DWAS included 8.5 million shares issuable upon exercise or vesting of outstanding share-based payments.

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
	(In thousands except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$74,882	$46,339
Short-term investments	96,464	150,917
Accounts receivable, net	38,367	11,804
Inventory	35,313	27,886
Prepaid expenses and other current assets	46,553	31,360
Total current assets	291,579	268,306
Restricted cash	745	737
Long-term investments	5,012	5,482
Property and equipment, net	82,423	85,365
Goodwill	67,595	1,931
Developed technology - on-body infusor	190,027	—
IPR&D - ReadyFlow Formulation	129,600	—
Other intangible assets	5,072	5,265
Other assets	20,129	26,757
Total assets	$792,182	$393,843

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,034	$6,792
Accrued expenses and other current liabilities	64,628	40,293
Senior convertible notes – current	36,280	—
Liability for sale of future royalties – current	14,298	12,283
Contingent consideration - current	21,132	—
Financing liability – current	10,328	10,062
Deferred revenue – current	15,331	12,407
Total current liabilities	171,031	81,837
Liability for sale of future royalties – long term	136,985	137,362
Financing liability – long term	93,092	93,877
Deferred revenue – long term	39,977	51,160
Recognized loss on purchase commitments – long term	65,952	58,204
Operating lease liability	10,689	11,645
Contingent consideration – long term	5,114	—
Milestone liabilities	2,003	2,523
Term loan	318,361	—
Senior convertible notes	—	36,051
Total liabilities	843,204	472,659
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.01 par value – 10,000,000 shares authorized; no shares issued or outstanding as of December 31, 2025 or December 31, 2024	—	—
Common stock, $0.01 par value – 800,000,000 shares authorized; 307,832,587 and 302,959,782 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	3,078	3,029
Additional paid-in capital	3,141,741	3,118,865
Accumulated other comprehensive income	115	1,109
Accumulated deficit	(3,195,956)	(3,201,819)
Total stockholders' deficit	(51,022)	(78,816)
Total liabilities and stockholders' deficit	$792,182	$393,843

Non-GAAP Measures

To supplement our consolidated financial statements presented under GAAP, we are presenting non-GAAP net income (loss) and non- GAAP net income (loss) per share - basic, which are non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating our financial performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of its adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non- GAAP financial measures, the non-GAAP financial measures as used by us in this report have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The following table reconciles our financial measures for net income (loss) and net income (loss) per share ("EPS") for basic weighted average shares as reported in our consolidated statement of operations to a non-GAAP presentation:

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Net Income	Basic EPS	Net Income	Basic EPS	Net Income	Basic EPS	Net Income (Loss)	Basic EPS
	(In thousands except per share data)
GAAP reported net (loss) income	$(15,948)	$(0.05)	$7,422	$0.03	$5,863	$0.02	$27,588	$0.10
Non-GAAP adjustments:
Stock compensation	6,972	0.02	5,818	0.02	24,195	0.08	21,358	0.08
Interest expense on liability for sale of future royalties	3,885	0.01	3,452	0.01	14,449	0.05	16,172	0.06
Sold portion of royalty revenue (1)	(3,357)	(0.01)	(2,701)	(0.01)	(12,812)	(0.04)	(10,234)	(0.04)
Acquisition-related expenses (2)	6,017	0.03	—	—	9,690	0.03	—	—
Amortization of intangible assets acquired	3,973	0.01	—	—	3,973	0.01	—	—
(Gain) loss on foreign currency transaction	(3)	—	(4,433)	(0.02)	7,749	0.03	(3,907)	(0.01)
Impairment loss on available-for-sale investment	—	—	—	—	6,409	0.01	1,550	0.01
Gain on bargain purchase	—	—	—	—	—	—	(5,259)	(0.02)
Loss on settlement of debt	—	—	13,394	0.05	—	—	20,444	0.07
Non-GAAP adjusted net income (loss)	$1,539	$0.01	$22,952	$0.08	$59,516	$0.19	$67,712	$0.25
Weighted average shares used to compute net income (loss) per share – basic	307,260		279,191		305,639		274,415

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(1)
Represents the non-cash portion of the 1% royalty on net sales of Tyvaso DPI earned during the years ended December 31, 2025 and 2024 which is remitted to the royalty purchaser and recognized as royalties from collaborations in our consolidated statements of operations. Our revenues from royalties from collaborations during the year ended December 31, 2025 and 2024 totaled $128.1 million and $102.3 million, respectively, of which $12.8 million and $10.2 million, respectively, is remitted to the royalty purchaser.
(2)
Represents transaction fees incurred during the year ended December 31, 2025 associated with the acquisition of scPharma.